As filed with the Securities and Exchange Commission on September 1, 2006

Registration No. 333-136329

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOPPERS HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	20-1878963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

436 Sixth Avenue

Pittsburgh, Pennsylvania 15219

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven R. Lacy, Esq.

Senior Vice President, Administration,

General Counsel and Secretary

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Robert K. Morris, Esq.

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 288-3126

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering:
Debt securities (2)(3)
Common Stock, par value $0.01 per share (3)
Preferred Stock, par value $0.01 per share (3)(4)(5)
Depositary Shares (5)
Warrants (6)
Guarantees (7)
Total Primary Offering			$200,000,000 (1)	(1)
Secondary Offering:
Common Stock, $0.01 par value per share	7,600,000 shares (8)	$16.23 (8)(9)	$ 1,623,000 (8)(9)	$173.66 (9)
Total			$342,473,000

(1)	The proposed maximum aggregate offering price and amount of registration fee for the primary offering by the registrant were previously calculated pursuant to Rule 457(o) and the related registration fee of $21,400.00 was previously paid on August 4, 2006 at the time of the initial filing of this registration statement. In no event will the aggregate initial offering price of all securities issued from time to time by the registrant in the primary offering pursuant to this registration statement exceed $200,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.
(2)	There are being registered hereunder an indeterminate principal amount of debt securities that may be sold from time to time. If any debt securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the dollar amount of any securities previously issued hereunder.
(3)	There are being registered hereunder an indeterminate number of shares of common stock that may be sold by the registrant from time to time. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion or redemption of preferred stock or debt securities registered hereby.
(4)	There are being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by the registrant.
(5)	There are being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under the deposit agreement.
(6)	There are being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase preferred stock, common stock or debt securities registered hereby or equity securities issued by an unaffiliated corporation or other entity and held by the registrant.
(7)	Guarantees may be provided by subsidiaries of the registrant of the payment of the principal and interest on the debt securities. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.
(8)	At the time of the initial filing of the registration statement on August 4, 2006, the registrant registered 7,500,000 shares of common stock on behalf of the selling shareholders for a maximum offering price of $140,850,000 and paid a related filing fee of $15,070.95, calculated in accordance with Rules 457(a) and 457(o). This Pre-Effective Amendment No. 1 to the registration statement increases the number of shares of common stock being registered on behalf of the selling shareholders from 7,500,000 shares of common stock to 7,600,000 shares of common stock. As a result, the registration fee of $173.66 being paid with this Pre-Effective Amendment No. 1 relates to the additional 100,000 shares of common stock being registered on behalf of the selling shareholders.
(9)	Computed in accordance with Rule 457(a) on the basis of 100,000 additional shares of common stock being registered on behalf of the selling shareholders. The proposed maximum offering price per unit and the proposed maximum aggregate offering price for these 100,000 additional shares of common stock being registered on behalf of the selling shareholders have been estimated solely for the purpose of calculating the additional registration fee relating to these 100,000 shares pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per unit is based on the average of the high and low prices for the registrant’s common stock as reported on the New York Stock Exchange on August 28, 2006.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Each of the following subsidiaries and each other subsidiary of Koppers Holdings Inc. that becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a registrant.

Exact Name as Specified in their Charters	Jurisdiction of Incorporation or Organization	I.R.S. Employer Indemnification Number
Koppers Inc.	Pennsylvania	25-1588399
World-Wide Ventures Corporation	Delaware	51-0340346
Koppers Concrete Products, Inc.	Delaware	25-1655686
Concrete Partners, Inc.	Delaware	25-1669803
Koppers Delaware, Inc.	Delaware	51-0370974
Koppers Redemption, Inc.	Delaware	25-1604704
Koppers Australia Holding Company Pty Ltd	Australian Corporation
Koppers Australia Pty Ltd	Australian Corporation
Koppers Carbon Materials & Chemicals Pty Ltd	Australian Corporation
Koppers Wood Products Pty Ltd	Australian Corporation
Continental Carbon Australia Pty Ltd	Australian Corporation
Koppers Shipping Pty Ltd	Australian Corporation

The address and telephone number of the principal executive offices of each of the co-registrants, except for World-Wide Ventures Corporation and Koppers Delaware, Inc., is 436 Sixth Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001, and the agent of service is Mr. Steven R. Lacy, Esq. at the same address.

The address and telephone number of the principal executive office of World-Wide Ventures Corporation is Two Greenville Crossing, Suite 220, 4005 Kennett Pike, Greenville, Delaware 19807, (302) 421-2287, and the agent of service is Ms. Barbara M. Morris.

The address and telephone number of the principal executive office of Koppers Delaware, Inc. is 401 Silverside Road, Suite 67, Wilmington, Delaware 19809, (302) 798-8010, and the agent of service is Mr. Frank S. Zagar.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2006

$200,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Offered by

Koppers Holdings Inc.

7,600,000 Shares of Common Stock

Offered by Selling Shareholders

We may offer to sell, from time to time, in one or more series:

•	senior or subordinated debt securities;

•	common stock;

•	preferred stock or depositary shares representing preferred stock; or

•	warrants to purchase debt securities, common stock, preferred stock or other securities.

The debt securities and preferred stock may be convertible into or excisable or exchangeable for our common stock, preferred stock, our other securities or the debt and equity securities of one or more other entities. We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $200,000,000, on terms to be determined at the time of offering.

In addition, the selling shareholders named under the caption “Selling Shareholders” may from time to time sell up to 7,600,000 shares of our common stock in one or more offerings. We will not receive any proceeds from the sale of shares sold by the selling shareholders under this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “KOP”. On                     , 2006, the last reported sale price for our common stock was $             per share.

We may sell these securities directly to purchasers, through dealers or agents designated from time to time or to or through one or more underwriters.

This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities and may add to or update the information to this prospectus. You should read this prospectus, any prospectus supplement and the information incorporated by reference into this prospectus and any prospectus supplement carefully before you invest.

The securities offered for sale under this prospectus may involve a high degree of risk. See “ Risk Factors” on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                          , 2006.

You should rely only on the information contained in this prospectus and any related prospectus supplement or incorporated by reference in this prospectus and any related prospectus supplement. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference or included in any prospectus supplement is accurate only as of the date given in the document incorporated by reference or the prospectus supplement, as applicable, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell different types of the securities described in this prospectus in one or more offerings up to a total offering amount of $200,000,000. In addition, the selling shareholders may sell up to a total of up to 7,600,000 shares of our common stock in one or more offerings. This prospectus provides a general description of the securities that we and the selling shareholders may offer. Each time we sell securities or the selling shareholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. We may also update or amend in a prospectus supplement any of the information contained or incorporated by reference into this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

OUR COMPANY

We are a leading integrated global provider of carbon compounds and commercial wood treatment products. Our products are used in a variety of niche applications in a diverse range of end-markets, including the aluminum, railroad, specialty chemical, utility, rubber and steel industries. We provide products which represent only a small portion of our customers’ costs but are essential inputs into the products they produce and the services they provide. In the aggregate, we believe that we maintain the number one market position by combined volume in a majority of our principal product lines in North America, Australia and Europe.

We serve our customers through a comprehensive global manufacturing and distribution network, including 32 manufacturing facilities located in North America, Australasia, China, Europe and South Africa. We conduct business in 77 countries with over 2,600 customers, many of which are leading companies in their respective industries, including Alcoa Inc., CSX Transportation, Inc., Union Pacific Railroad Company, Norfolk Southern Corporation and Burlington Northern Santa Fe Railway. We believe that our customers place significant value on our industry-leading “Koppers” brand, which for more than 70 years has maintained a reputation for quality, reliability and customer service.

We operate two principal businesses, Carbon Materials & Chemicals and Railroad & Utility Products. Through our Carbon Materials & Chemicals business, we believe we are the largest distiller of coal tar in North America, Australia, the United Kingdom and Scandinavia. We process coal tar into a variety of products, including carbon pitch, creosote and phthalic anhydride, which are critical intermediate materials in the production of aluminum, the pressure treatment of wood and the production of plasticizers and specialty chemicals, respectively. Through our Railroad & Utility Products business, we believe that we are the largest North American supplier of railroad crossties. Our other commercial wood treatment products include the provision of utility poles to the electric and telephone utility industries.

Our principal offices are located at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1800. Our telephone number is (412) 227-2001. We maintain a website at www.koppers.com. The information contained on or linked to or from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

References in this prospectus to “Koppers Holdings”, the “Company,” “we,” “us” and “our” refer to Koppers Holdings Inc., a Pennsylvania corporation, together with our wholly-owned subsidiaries, including Koppers Inc.

RISK FACTORS

The securities offered for sale under this prospectus may involve a high degree of risk. Prior to making an investment decision, you should carefully consider the risks discussed under “Risk Factors” in the applicable prospectus supplement and in our filings with the SEC, and incorporated by reference in this prospectus and the applicable prospectus supplement, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or incorporated by reference in this prospectus and any applicable prospectus supplement.

The risks and uncertainties described in the applicable prospectus supplement and in our SEC filings are not the only risks facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain “forward-looking statements.” These include, but are not limited to, statements about sales levels, profitability and anticipated expenses and cash outflows. Forward-looking statements can be identified by the use of terminology such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely” or other similar words or phrases. We caution you that forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from forward-looking statements. These risks and uncertainties include, without limitation, those identified under “Risk Factors” and elsewhere in this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Except as required by the federal securities laws, we do not intend, and undertake no obligation, to update our forward-looking statements to reflect new information, future events or circumstances.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes.

General corporate purposes may include any of the following:

•	repaying debt;

•	providing working capital;

•	funding capital expenditures; or

•	paying for possible acquisitions or the expansion of our business.

We may temporarily invest the net proceeds that we receive from any offering or use the net proceeds to repay short-term debt until we can use the net proceeds for their stated purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from our sale of any securities sold pursuant to that prospectus supplement.

We will not receive any proceeds from the sale of our common shares by the selling shareholders pursuant to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in conjunction with our consolidated financial statements including the notes to those statements incorporated by reference into this prospectus.

	2001	2002	2003(2)	2004	2005	Six Months Ended June 30, 2006
						(unaudited)
Ratio of Earnings to Fixed Charges (1)	1.82	2.02	—	1.55	1.37	1.25

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, “earnings” include income (loss) from continuing operations before income taxes, cumulative effect of accounting changes and fixed charges (adjusted for interest capitalized during the period). “Fixed charges” include interest, whether expensed or capitalized, and the portion of rental expense (which we have calculated to be 31% of total rental expense) that is representative of the interest factor in these rentals.
(2)	Earnings were insufficient to cover fixed charges by $18.6 million in 2003.

We are a holding company, which means that we conduct all of our operations through our subsidiaries. As a result, we depend on dividends from the earnings of our subsidiaries to generate the funds necessary to meet our financial obligations, including payments of principal, interest and other amounts in the event that our debt securities are not guaranteed by one of our operating subsidiaries. Our subsidiaries may be restricted from time to time under the terms of the instruments governing their indebtedness from paying dividends or otherwise transferring assets to us.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	title;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	issue guarantees;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of or sell assets of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Original Issue Discount

One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Structural Subordination

We conduct all of our operations through our subsidiaries. As a result, we depend on dividends from the earnings of our subsidiaries to generate the funds necessary to meet our financial obligations. To the extent of such operations, holders of debt securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may be a creditor with recognized and unsubordinated claims against any subsidiary. In addition, our subsidiaries may be restricted from time to time under the terms of the instruments governing their indebtedness from paying dividends or otherwise transferring assets to us. If specified in the prospectus supplement, the debt securities will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

Subsidiary Guarantees

Our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect to its obligations under its subsidiary guarantee.

Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture, and any applicable related supplemental indenture.

If a series of debt securities is guaranteed by our subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to their senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our preferred stock, our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale;”

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Amended and Restated Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement relating to this offering.

Common Stock

Pursuant to the terms of our Amended and Restated Articles of Incorporation, which we refer to as our Articles of Incorporation, we are authorized to issue up to 40,000,000 shares of common stock, $0.01 par value per share. As of July 26, 2006, an aggregate of 20,643,171 shares of our common stock was outstanding and held of record by approximately 133 shareholders.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by us hereby will be, when issued and paid for, fully paid and nonassessable. If we issue any preferred stock, the rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of our preferred stock.

Saratoga Partners III, L.P. and a group of approximately 125 of our management investors have registration rights relating to shares of our common stock that they own under the stockholders agreement. See “Selling Shareholders” beginning on page 17.

Preferred Stock

Pursuant to the terms of our Articles of Incorporation, we are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share. As of July 26, 2006, no shares of preferred stock were outstanding.

The board of directors is authorized, subject to any limitations prescribed by law, without further shareholder approval, to issue shares of preferred stock in one or more series. Each series of preferred stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of our common stock.

The following description discusses the general terms of one or more series of preferred stock that we may offer under this prospectus. While the terms we have summarized below may generally apply to any preferred shares that we may offer, our board will include the specific terms of each series of preferred stock in a statement of preferred stock that will be filed with the Pennsylvania Secretary of State, and we will describe the particular terms of any series of preferred stock that we may offer in more detail in the applicable prospectus supplement. The terms of any series of preferred stock that we offer under a prospectus supplement may differ from the terms we describe below. In general, the terms of a series of preferred stock that we may offer may include:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.

Description of Depositary Shares

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us to be the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that may be filed as exhibits to the registration statement in the event we issue depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

The depositary will forward to holders of depository receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Certain Corporate Anti-Takeover Provisions

Our Articles of Incorporation and Bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of us. These provisions include:

•	Preferred Stock. Our board of directors has the authority to issue one or more series of preferred stock with voting rights and other powers as the board of directors may determine, as described above.

•	Classified Board. Our Articles of Incorporation provide for a classified board of directors, beginning with our annual shareholders meeting in Spring 2007. Our board of directors is classified into three classes, and each director elected to our board will serve a three year term and will stand for re-election once every three years.

•	Removal of Directors, Vacancies. Our shareholders will be able to remove directors only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors.

•	No Cumulative Voting. Our Articles of Incorporation provide that our shareholders do not have the right to cumulative votes in the election of directors. Under Pennsylvania law, cumulative voting rights are available to the holders of our common stock if our Articles of Incorporation had not negated cumulative voting.

•	No Shareholder Action by Written Consent; Calling of Special Meetings of Shareholders. Our Articles of Incorporation do not permit shareholder action without a meeting by consent except for the unanimous consent of all holders of our common stock. Our Articles of Incorporation also provide that special meetings of our shareholders may be called only by the board of directors or the chairman of the board of directors.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

In addition, the Pennsylvania Business Corporation Law, or the BCL, provides that directors may, in discharging their duties, consider the interests of a number of suppliers, customers, creditors and the community in which it is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies’ interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on “poison pills” or the anti-takeover provisions of the BCL. We do not currently have a “poison pill”.

Pennsylvania Anti-Takeover Law Provisions

The BCL provides, in its subchapters 25(E), 25(F), 25(G), 25(H), 25(I) and 25(J), certain anti-takeover protections with respect to corporations which do not elect out of them. Under our Articles of Incorporation, we elect out of these subchapters.

The BCL permits an amendment of the corporation’s articles or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “KOP”.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them including, if applicable, any provisions for changes to or adjustments in the exercise price or in the securities or other property receivable upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not harm the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without receiving payment therefor:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants or preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

SELLING SHAREHOLDERS

We are a party to a stockholders’ agreement with Saratoga Partners III, L.P. and a group of approximately 125 individuals who own varying amounts of our common stock to whom we refer as the management investors. Each management investor is an officer, director or current or former employee of us or one of our subsidiaries. The stockholders’ agreement was amended upon the completion of our initial public offering in February 2006, and the amended stockholders’ agreement provides (subject to certain limitations) that Saratoga Partners III, L.P. has the right to demand that we register its shares of our common stock in a public offering and that Saratoga Partners III, L.P. and the management investors have piggy-back registration rights through which they can require us to include their shares in any registered offering of common stock that we make. We are required to include the shares of our common stock being sold by the selling shareholders in this prospectus as a result of our obligations to the selling shareholders under the stockholders’ agreement.

The following table sets forth as of August 31, 2006 the number of shares of our common stock owned by each selling shareholder, the number of shares of our common stock that may be offered under the prospectus by each selling shareholder and the number of shares of our common stock to be owned by each selling shareholder after the offering is completed (assuming that all of the shares of common stock offered for sale in the prospectus are sold). The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our common stock that each selling shareholder may offer under this prospectus.

Name (1)	Shares of Common Stock Owned Prior to Offering	Number of Shares Being Offered			Shares Owned After Offering (2)
		Number	Percent		Number	Percent
Bachman, Drew H. (3)	88,891	88,891	*	%	0	*	%
Cizik, Robert (4)	199,964	199,964	*	%	0	*	%
Dietz, James T. (5)	19,376	19,376	*	%	0	*	%
Fitzgerald, Kevin J. (6)	110,406	110,406	*	%	0	*	%
Hillenbrand, David M. (7)	79,598	79,598	*	%	0	*	%
Hyde, Leslie S. (8)	9,949	9,949	*	%	0	*	%
Juba, Michael H. (9)	46,475	46,475	*	%	0	*	%
Kifer, Stephen C. (10)	21,242	21,242	*	%	0	*	%

Name (1)	Shares of Common Stock Owned Prior to Offering	Number of Shares Being Offered			Shares Owned After Offering (2)
		Number	Percent		Number	Percent
Lacy, Steven R. (11)	162,442	162,442	*	%	0	*	%
Loadman, Thomas D. (12)	152,488	152,488	*	%	0	*	%
McCormack, Mark R. (13)	27,278	27,278	*	%	0	*	%
McCurrie, Brian H. (14)	63,678	63,678	*	%	0	*	%
Mueller, Carl C. (15)	397	397	*	%	0	*	%
Naugle, Denver S. (16)	7,046	7,046	*	%	0	*	%
Niederberger, Thomas (17)	49,507	49,507	*	%	0	*	%
Plovic, Wayne F. (18)	33,474	33,474	*	%	0	*	%
Saratoga Partners III, C.V. (19)	773,027	773,027	3.7%		0	*	%
Saratoga Partners III, L.P. (19)	5,141,061	5,141,061	24.9%		0	*	%
Schaming, M. Claire (20)	124,319	124,319	*	%	0	*	%
Shaffer, Janet L. (21)	6,696	6,696	*	%	0	*	%
Sweeney, Clayton A. (22)	19,899	19,899	*	%	0	*	%
Turner, Walter W. (23)	311,536	311,536	1.6%		0	*	%
Ultsch, Thomas P. (24)	19,899	19,899	*	%	0	*	%
Wombles, Robert H. (25)	65,368	65,368	*	%	0	*	%
TOTAL	7,534,016	7,534,016	*	%	0	*	%

*	Less than 1%.
(1)	As noted above, each selling shareholder is a party to the stockholders agreement. A detailed description of the past and current provisions of the stockholders agreement is included on pages 35, 81-82 and 103 of our annual report on Form 10-K for the year ended December 31, 2005, which are incorporated herein by reference.
(2)	Assumes that the selling shareholders will sell all of the shares of common stock offered pursuant to this prospectus, but not any other shares of common stock beneficially owned by the selling shareholders.
(3)	Mr. Bachman is the Manager, Marketing & Sales of the Carbon Materials & Chemicals Division of Koppers Inc.
(4)	Mr. Cizik has been the Non-Executive Chairman and Director of Koppers Holdings Inc. since November 2004 and has been a Non-Executive Director of Koppers Inc. since 1999. A description of Mr. Cizik’s material relations with us and our subsidiaries is included on pages 50, 65, 68-69, 78, 80-81 and 125-126 of our annual report on Form 10-K for the year ended December 31, 2005, which are incorporated herein by reference.
(5)	Mr. Dietz is the Manager, Operations of the Carbon Materials & Chemicals Division of Koppers Inc.
(6)	Mr. Fitzgerald is the Vice President and General Manager of the Carbon Materials & Chemicals Division of Koppers Inc.
(7)	Dr. Hillenbrand has been a director of Koppers Holdings since November 2004 and has been a director of Koppers Inc. since February 1999.
(8)	Ms. Hyde is the Vice President of Safety and Environmental Affairs of Koppers Inc.
(9)	Mr. Juba is the Director, Global Product Safety and Health of Koppers Inc.
(10)	Mr. Kifer is the Deputy General Counsel of Koppers Inc.
(11)	Mr. Lacy was elected Senior Vice President, Administration, General Counsel and Secretary of Koppers Holdings in November 2004 and has been Senior Vice President, Administration, General Counsel and Secretary of Koppers Inc. since January 2004.
(12)	Mr. Loadman is the Vice President and General Manager of the Railroad Products & Services Division of Koppers Inc.
(13)	Mr. McCormack is the Vice President and General Manager, Global Marketing, Sales and Development of Koppers Inc.
(14)	Mr. McCurrie was elected Vice President and Chief Financial Officer of Koppers Holdings in November 2004 and has been Vice President and Chief Financial Officer of Koppers Inc. since October 2003.

(15)	Mr. Mueller is a Senior Process Engineer of Koppers Inc.
(16)	Mr. Naugle is an Assistant Plant Manager of Koppers Inc.
(17)	Mr. Neiderberger is the Vice President, Marketing and Sales of the Railroad Products & Services Division of Koppers Inc.
(18)	Mr. Plovic is the Director, Logistics and Raw Material Purchasing of the Carbon Materials & Chemicals Division of Koppers Inc.
(19)	Saratoga Partners III, L.P. and its affiliates were the controlling shareholders of Koppers Inc. from 1997 until our formation in November 2004 and then of Koppers Holdings Inc. from November 2004 until our initial public offering, which was completed in February 2006. A description of Saratoga Partners III, L.P.’s and its affiliates’ material relations with us and our subsidiaries is included on pages 4, 26, 77-79, 81 and 126 of our annual report on Form 10-K for the year ended December 31, 2005, which are incorporated herein by reference.
(20)	Ms. Schaming was elected Treasurer and Assistant Secretary of Koppers Holdings in November 2004 and has been Treasurer and Assistant Secretary of Koppers Inc. since May 1992.
(21)	Ms. Shaffer is a Paralegal of Koppers Inc.
(22)	Mr. Sweeney has been a director of Koppers Holdings since November 2004 and a director of Koppers Inc. since January 1989. A description of Mr. Sweeney’s material relations with us and our subsidiaries is included on pages 50, 65-69, 78-80 and 125 of our annual report on Form 10-K for the year ended December 31, 2005 and is incorporated herein by reference.
(23)	Mr. Turner was elected President and Chief Executive Officer in, and has been a director of Koppers Holdings, since November 2004. He has been President and Chief Executive Officer and director of Koppers Inc. since February 1998.
(24)	Mr. Ultsch is the General Manager, Chemicals of the Carbon Materials & Chemicals Division of Koppers Inc.
(25)	Mr. Wombles is the Vice President, Technical Services of Koppers Inc.

In addition to the selling shareholders named in the table above, this offering may also include other selling shareholders who have the right under the stockholders agreement to require us to register shares of common stock that they own in Koppers Holdings that they acquired from us in various unregistered transactions prior to our initial public offering in February 2006. We will name any additional selling shareholder who exercises his registration rights under the stockholders agreement in connection with the registration statement to which this prospectus relates in one or more supplements to this prospectus. The applicable prospectus supplement will also include the number of shares of common stock that may be offered under this prospectus and the related prospectus supplement by that selling shareholder and the number of shares of our common stock to be owned by that selling shareholders after this offering is completed (assuming that all of the shares of common stock offered for sale in this prospectus are sold). Finally, the related prospectus supplement will indicate the nature of any position, office or other material relationship which that selling shareholder has had with us during the past three years.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We and the selling shareholders have reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We or the selling shareholders may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or the selling shareholders may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We, the selling shareholders or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we or the selling shareholders pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The selling shareholders and dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or the selling shareholders may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or the selling shareholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment to the registration statement relating to this prospectus). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of their shares of common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of shares of common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver shares to close out their short positions provided they have met their prospectus delivery obligations at the time of the short sale. The selling shareholders may also loan or pledge shares to broker-dealers that in turn may sell the shares offered hereby. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also sell the shares in privately negotiated transactions, through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, through an exchange distribution in accordance with the rules of the applicable exchange, ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, to broker-dealers who may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share or a combination of any of the foregoing methods described in this paragraph.

The selling shareholders also may resell all or a portion of their shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the selling shareholder meets the criteria and those sales conform to the requirements of that rule.

From time to time, the selling shareholders may pledge or grant a security interest in some or all of the shares that they own and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell some or all of the shares from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) of the Securities Act, or another applicable provision of the Securities Act, which amends the list of selling shareholders to include the pledgees, transferees or other successors-in-interest as the selling shareholders under this prospectus.

The selling shareholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the reselling beneficial owners for purposes of this prospectus.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of the selling shareholders’ purchases and sales of the shares. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of their shares.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a supplement to this prospectus to describe the terms of any offering by us or any selling shareholder. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us, and the selling stockholders, if any

•	the net proceeds to us, and the selling stockholders, if any, from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any commissions paid to agents; and

•	other facts material to the transaction.

We will bear substantially all of the costs, expenses and fees in connection with the registration of the common stock, other than any commissions, discounts or other fees payable to broker-dealers in connection with any sale of shares by the selling shareholders, which will be borne by the selling shareholders.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

Reed Smith LLP has given its opinion to us as to certain legal matters relating to the validity of the securities to be offered by us and the selling shareholders by this prospectus. The selling shareholders and any underwriters will be advised about the other issues relating to any offering by their own respective legal counsel.

EXPERTS

The consolidated financial statements of Koppers Holdings Inc. appearing in Koppers Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.koppers.com.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•	Current Reports on Form 8-K filed on February 7, 2006, March 2, 2006, March 10, 2006, April 4, 2006, April 28, 2006, May 3, 2006, May 11, 2006, May 23, 2006, May 26, 2006, June 28, 2006, and August 8, 2006;

•	Description of our common stock contained in our registration statement on Form 8-A dated January 27, 2006; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the last offering the securities under this prospectus.

Notwithstanding the foregoing paragraphs, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

You may request a copy of our SEC filings at no cost, by telephoning or writing us at the following:

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

Attention: Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by us in connection with the offering of securities being registered. All amounts are estimates except the registration fee.

Amount to Be Paid
Registration fee	$36,644.61
Legal fees and expenses	150,000.00
Accounting fees and expenses	125,000.00
Transfer agent fees	100,000.00
Printing and engraving expenses	100,000.00
Miscellaneous	5,000.00

Total	$516,644.61

Item 15. Indemnification of Directors and Officers

1. Pennsylvania Business Corporation Law. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the “BCL”) provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

(2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) by the shareholders.

Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

BCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

2. Articles of Incorporation Provision on Liability of Directors. The registrant’s articles of incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under Pennsylvania law.

3. Indemnification Bylaw. Article VII of the registrant’s Bylaws provides that the directors and officers of the registrant and certain other persons designated by the Board of Directors of the registrant shall be indemnified as of right in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the registrant or otherwise) arising out of their service to the registrant or to another enterprise at the request of the registrant, with certain limitations and exceptions.

Article VII of the registrant’s Bylaws also provides that the registrant may purchase and maintain insurance to protect itself and any director, officer, agent or employee entitled to indemnification under Article VII against any liability asserted against such person and incurred by such person in respect of the service of such person to the registrant.

As permitted by BCL Section 1713, the registrant’s Articles and Bylaws provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless such director’s breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness or the director has breached or failed to perform the duties of his office under Title 15, Chapter 17, Subchapter E. The BCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. BCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. BCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

4. Director and Officer Liability Insurance. The registrant maintains directors’ and officers’ liability insurance covering its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933. Under the insurance, the registrant is entitled to reimbursement for amounts as to which the directors and officers are indemnified under the Bylaw indemnification provision. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to foregoing Bylaw indemnification provision.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Number	Description
1.1	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Koppers Holdings Inc.

3.2	Bylaws of Koppers Holdings Inc.

4.1	Sample Common Stock Certificate.

4.2	Form of Debt Securities Warrant Certificate (included in Exhibit 4.9).

4.3	Form of Common Stock Warrant Certificate (included in Exhibit 4.10).

4.4	Form of Preferred Stock Warrant Certificate (included in Exhibit 4.11).

4.5	Form of Preferred Stock Certificate.

4.6	Form of Senior Debt Security.

4.7	Form of Subordinated Debt Security.

4.8	Form of Statement of Preferred Stock.

4.9	Form of Debt Securities Warrant Agreement.

4.10	Form of Common Stock Warrant Agreement.

4.11	Form of Preferred Stock Warrant Agreement.

4.12	Form of Senior Indenture.

4.13	Form of Subordinated Indenture.

4.14	Stockholders’ Agreement by and among Koppers Inc., Saratoga Partners III, L.P. and the Management Investors referred to therein, dated as of December 1, 1997.

4.15	Third Amendment to Stockholders’ Agreement, dated November 18, 2004.

4.16	Amendment No. 4 to Stockholders’ Agreement dated as of February 6, 2006 among Koppers Holdings Inc., Saratoga Partners III, L.P. and the Management Investors referred to therein.

5.1	Opinion of Reed Smith LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Reed Smith LLP (contained within Exhibit 5.1).

23.2	Consent of Ernst & Young, independent registered public accounting firm.

24.1	Powers of Attorney.

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for the Senior Indenture.

25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for the Subordinated Indenture.

Item 17. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 1st day of September, 2006.

KOPPERS HOLDINGS INC.

By:	/s/ WALTER W. TURNER
Walter W. Turner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ WALTER W. TURNER Walter W. Turner	President and Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2006

/s/ BRIAN H. MCCURRIE Brian H. McCurrie	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 1, 2006

* Robert Cizik	Director	September 1, 2006

* David M. Hillenbrand	Director	September 1, 2006

* Christian L. Oberbeck	Director	September 1, 2006

* Clayton A. Sweeney	Director	September 1, 2006

* T. Michael Young	Director	September 1, 2006

* By	/s/ STEVEN R. LACY
Name:	Steven R. Lacy
Title:	Attorney-in-fact

Exhibit Index

Exhibit No.	Description	Method of Filing

1.1	Form of Underwriting Agreement.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

3.1	Amended and Restated Articles of Incorporation of Koppers Holdings Inc.	Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 (No. 333-128250)

3.2	Bylaws of Koppers Holdings Inc.	Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 (No. 333-128250)

4.1	Sample Common Stock Certificate.	Incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1 (No. 333-128250)

4.2	Form of Debt Securities Warrant Certificate (included in Exhibit 4.9).	Previously filed

4.3	Form of Common Stock Warrant Certificate (included in Exhibit 4.10).	Previously filed

4.4	Form of Preferred Stock Warrant Certificate (included in Exhibit 4.11).	Previously filed

4.5	Form of Preferred Stock Certificate.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

4.6	Form of Senior Debt Security.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

4.7	Form of Subordinated Debt Security.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

4.8	Form of Statement of Preferred Stock.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein

4.9	Form of Debt Securities Warrant Agreement.	Previously filed

4.10	Form of Common Stock Warrant Agreement.	Previously filed

4.11	Form of Preferred Stock Warrant Agreement.	Previously filed

4.12	Form of Senior Indenture.	Previously filed

4.13	Form of Subordinated Indenture.	Previously filed

4.14	Stockholders’ Agreement by and among Koppers Inc., Saratoga Partners III, L.P. and the Management Investors referred to therein, dated as of December 1, 1997.	Incorporated by reference to Exhibit 4.3 of the Koppers Inc.’s Form S-8 Registration Statement filed December 22, 1997

Exhibit No.	Description	Method of Filing

4.15	Third Amendment to Stockholders’ Agreement, dated November 18, 2004.	Incorporated by reference to Exhibit 10.35 to Koppers Inc.’s annual report on Form 10-K for the year ended December 31, 2005

4.16	Amendment No. 4 to Stockholders’ Agreement dated as of February 6, 2006 among Koppers Holdings Inc., Saratoga Partners III, L.P. and the Management Investors referred to therein.	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 7, 2006

5.1	Opinion of Reed Smith LLP.	Previously filed

12.1	Computation of Ratio of Earnings to Fixed Charges.	Previously filed

23.1	Consent of Reed Smith LLP (contained within Exhibit 5.1).	Previously filed

23.2	Consent of Ernst & Young, independent registered public accounting firm.	Previously filed

24.1	Powers of Attorney.	Previously filed

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for the Senior Indenture.	Filed herewith

25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for the Subordinated Indenture.	Filed herewith